Exhibit 5.1   Opinion

                               Leonard E. Neilson
                           A PROFESSIONAL CORPORATION

LEONARD  E.  NEILSON                 8160  SOUTH  HIGHLAND  DRIVE,  SUITE  209
ATTORNEY  AT  LAW                                           SANDY,  UTAH  84093
                                                   TELEPHONE:  (801)  733-0800
                                                         FAX:  (801)  733-0808
                                                  E-MAIL:  LNEILSONLAW@AOL.COM

                                December 1, 2004



Jump'n Jax, Inc.
511 East St. George Boulevard
Suite No. 3
St. George, Utah 84770

     Re: Form SB-2
         Registration Statement for Jump'n Jax, Inc.

To the Board of Directors:

     I have acted as counsel to Jump'n Jax, Inc., a Utah corporation (the "Company"), in connection with its registration statement on Form SB-2 related to the distribution by its parent corporation, China Northeast Petroleum Holdings, Inc., of 941,390 shares of the Company's common stock, par value $0.001 per share. The shares are being distributed pursuant to fulfillment of the terms and conditions set forth in the Registration Statement filed on Form SB-2 in accordance with the registration provisions of the Securities Act of 1933, as amended.

     I have examined the Articles of Incorporation and all amendments thereto, By-Laws, minutes of corporate proceedings and other corporate documents with respect to the issuance of the shares by the Company and the offering of shares by the selling stockholders. I have been furnished with originals, or copies certified to my satisfaction, of all such corporate or other records of the Company and I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinions expressed herein. In the examination of the Company's corporate records, I have presumed the authenticity of all signatures which existed on the records and have presumed the veracity and regularity of all corporate records.

     As to the question of fact material to this opinion letter, I have relied upon the representations and warranties, certificates of and conversations and correspondences with, officers and representatives of the Company. Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Utah.

     2. The shares subject to the registration statement have beeb legally and validly authorized under the Articles of Incorporation and Board of Directors of the Company, are legally issued, duly and validly outstanding, fully paid and nonassessable.

     I hereby consent to the reference to myself in the registration statement covering the offering of the shares, the use of my name beneath the caption "Legal Matters" in the prospectus forming a part thereof, and to the filing of a copy of this opinion as Exhibit 5.1 thereof.

                                  Yours truly,


                                  /S/   Leonard E. Neilson
                                  ------------------------------
                                  Leonard E. Neilson
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